NUMBER                                                                  WARRANTS
                                   SCOTTSDALE
                                SCIENTIFIC, INC.

                                    WARRANT

                               AUTHORIZED SHARES:

This certifies that; _________________________________________

Is the holder of record of _______________ warrants to purchase common shares of *SCOTTSDALE SCIENTIFIC INC.* under a private placement and memorandum.

These warrants are registered with HOLLADAY STOCK TRANSFER, Phoenix, Arizona, and may be exercised at any time by depositing prescribed funds with and N.A.S.D. member firm on, or before _______________________


/s/ signature                          [Scott seal
-----------------------------              here]            --------------------
          President

                                                   Holliday Stock Transfer, Inc.
                                                      4350 East Camelback Road
                                                             Suite 100F
                                                       Phoenix, Arizona 85018